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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated April 13, 2004 accompanying the consolidated financial statements of Meritage Technologies, Inc. and subsidiaries included in the Current Report, as amended, (Form 8-K/A) of Perficient, Inc. dated August 30, 2004. We hereby consent to the incorporation by reference of said reports in Amendment No. 1 to the Registration Statement of Perficient, Inc. on Form S-3 (File No. 333-100490) and to the use of our name as it appears under the caption "Experts."

                      /s/ Grant Thornton LLP

Cincinnati, Ohio
September 1, 2004

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM